SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-28887



                         Date of Report: October 9, 2007





                             GREENSHIFT CORPORATION
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             (Exact name of registrant as specified in its charter)


Delaware                                                       22-3328734
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 (State of other jurisdiction of                               (IRS Employer
incorporation or organization                                Identification No.)


One Penn Plaza, Suite 1612, New York, NY                              10119
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(Address of principal executive offices)                             (Zip Code)


                                 (212) 994-5374
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               (Registrant's telephone number including area code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO MATERIAL DEFINITIVE AGREMENT

On October 9, 2007 GreenShift entered into a Forbearance Agreement with YA Global Investments, L.P. (formerly known as "Cornell Capital Partners, L.P."). The agreement recited that a default existed under certain debentures issued by GreenShift to YA Global Investments, the default being the existence of a default under certain debentures issued to YA Global Investments by GS CleanTech Corporation, a subsidiary of GreenShift.

In order to secure the debentures issued by GreenShift to YA Global Investments, GreenShift had, at the time of issuance of the debentures, pledged to YA Global Investments shares of Series D Preferred Stock issued by GS Energy Corporation. In the Forbearance Agreement, the parties agreed that in order to remedy the default under the GreenShift debentures, YA Global Investments will exercise the right of conversion under a portion of the shares of Series D Preferred Stock and will liquidate the GS Energy common stock it receives thereby, provided that YA Global Investments will not at any time own more than 4.99% of the outstanding common shares of GS Energy Corporation. YA Global Investments agreed that, if no other defaults occur under the debentures, it would waive all other rights and penalties available to it as a result of the present default.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a Forbearance Agreement dated October 9, 2007 between GreenShift Corporation and YA Global Investments, L.P.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



GREENSHIFT CORPORATION



By:            /S/      KEVIN KREISLER
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                        KEVIN KREISLER
                        Chief Executive Officer

Date:                   October 12, 2007